EXHIBIT 16.1


PRICEWATERHOUSECOOPERS

                                                      PricewaterhouseCoopers LLP
                                                      300 Madison Avenue
                                                      New York NY 10017
                                                      Telephone (646) 471-3000
                                                      www.pwc.com

  March 15, 2006

  Securities and Exchange Commission
  100 F Street, N.E.
  Washington, DC 20549

  Commissioners:

  We have read the statements made by Griffon Corporation (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of Griffon Corporation dated March 10, 2006. We agree with the statements concerning our Firm in such Form 8-K.

  Very truly yours,

  /s/PricewaterhouseCoopers LLP